UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT





        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported)  May 28, 1999




                               Colonial Downs Holdings , Inc.
                               ------------------------------
                     (Exact name of registrant as specified in its charter)

       VIRGINIA                     333-18295                54-1826807
  (State or other jurisdiction     (Commission             (IRS Employer
      of incorporation)            File Number)          Identification No.)



                  10515 Colonial Downs Parkway, New Kent, Virginia 23124
                  ------------------------------------------------------
                         (Address of principal executive offices)


            Registrant's telephone number, including area code (804) 966-7223




             Former name of former address, if changed since last report

ITEM 5.

Change in NASDAQ Market Listing
-------------------------------

     The listing of securities of Colonial Downs Holdings, Inc. (the "Corporation") will be transferred from the NASDAQ National Market to the NASDAQ SmallCap Market effective May 28, 1999. In late 1998, the Corporation's stock price fell below the market value public float maintenance and minimum bid requirements for inclusion on the NASDAQ National Market. Because the Corporation satisfied these National Market requirements in April, the Corporation sought continued listing of its securities on the NASDAQ National Market before a Listing Qualifications Panel. However, the Panel recommended that the Corporation's securities listing be transferred to the SmallCap Market. The Corporation currently satisfies the listing requirements of the SmallCap Market and will continue to list it securities under "CDWN".


                                      COLONIAL DOWNS HOLDINGS, INC.
May 27, 1997                          /s/ Ian M. Stewart
------------                          ------------------
Date                                 Ian M. Stewart, President and Chief
                                     Financial Officer